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                                                                    Exhibit 23.4



                    Consent of Independent Public Accountants
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 20, 1997 and to all references to our Firm included in this registration statement.



                                            ARTHUR ANDERSEN LLP

October 20, 1997





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